Exhibit 99.1

CAUSE NO. 048-233656-08

QUICKSILVER RESOURCES, INC.	§	IN THE DISTRICT COURT OF
§
V.	§	TARRANT COUNTY, TEXAS
§
BREITBURN ENERGY	§
PARTNERS, LP, ET AL	§	48TH JUDICIAL DISTRICT

AMENDED ORDER REGARDING MOTIONS FOR SUMMARY JUDGMENTS

The Court has pending before it the following motions:

1.	Quicksilver’s Motion for Partial Summary Judgment:

a.	Quicksilver Resources, Inc.’s Motion For Partial Summary Judgment;

b.	BreitBurn Energy Partners, LP And BreitBurn GP, LLC’s Response To Quicksilver’s Motion For Partial Summary Judgment;

c.	Quicksilver Resources, Inc.’s Reply To BreitBurn’s Response To Quicksilver’s Motion For Partial Summary Judgment; and

2.	BreitBurn’s Motion for Partial Summary Judgment:

a.	BreitBurn Energy Partners, LP and BreitBurn GP, LLC’s Motion for Partial Summary Judgment;

b.	Quicksilver Resources, Inc.’s Corrected Response to BreitBurn Energy Partners, LP and BreitBurn Energy GP, LLC’s Motion for Partial Summary Judgment;

c.	BreitBurn Energy Partners, LP and BreitBurn Energy GP, LLC’s Reply in Support of Motion for Partial Summary Judgment.

3.	Motion For Reconsideration

a.	Plaintiff’s Motion For Clarification and Reconsideration

b.	BreitBurn Energy Partners, LP and BreitBurn GP, LLC’s Response To Plaintiff’s Motion For Clarification and Reconsideration.

The Court, having considered the motions, the evidence, and the arguments of Counsel, is of the opinion the following orders should be and are hereby made.

IT IS THEREFORE ORDERED that Partial Summary Judgment is granted as follows:

1.
The First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners, L.P. (Partnership Agreement) requires that the holders of a majority of the Outstanding Units constitute a quorum at a meeting unless the action to be taken by the Limited Partners requires the approval by holders of a greater percentage of Outstanding Units, in which case the quorum shall be such greater percentage.

2.
A quorum is the minimum number required to conduct business. Under the Partnership Agreement, the minimum quorum cannot be less than a majority of Outstanding Units regardless of the action to be taken.

3.	Under the Partnership Agreement, an Outstanding Unit entitled to be counted for purposes of a quorum is a unit entitled to be voted.

4.
The Board of Directors cannot adopt an amendment which would permit action by a quorum of less than a majority of the Outstanding Units unless the amendment is adopted by the written consent or of the affirmative vote of the holders of a majority of the Outstanding Units.

5.
§13.4 (b) (iii) of Amendment No. 1 to The First Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners, L.P. (Amendment) permits a quorum of less than a majority of the outstanding units to elect the directors of the General Partner.

6.	§13.4 (b) (iii) of the Amendment was not adopted by the written consent of or the affirmative vote of the holders of a majority of the Outstanding Units.

7.	§13.4 (b) (iii) of the Amendment is invalid.

8.
The Partnership Agreement requires the Directors of the General Partner to determine if a proposed amendment would adversely affect the Limited Partners (including any particular class of Partnership Interest) in any material respect.

9.	The Directors of the General Partner did not make the determination required by the Partnership Agreement.

10.
Quicksilver has the right to have all of its units counted for purposes of a quorum and to vote all of its units on any action provided for in the Agreement, including the removal of the General Partner.

Cause No. 048-233656-08
Quicksilver Resources, Inc.
v.
BreitBurn Energy Partners, LP, et al

IT IS FURTHER ORDERED THAT:

1.	The issue of whether §13.4 (b) (iii) of the Amendment is severable from the remainder of the Amendment remains under advisement.

2.	The letter ruling of September 16, 2009, is withdrawn.

3.	All other relief requested is denied.

Signed this the 25th day of November 2009.

David L. Evans, Judge Presiding

Cause No. 048-233656-08
Quicksilver Resources, Inc.
v.
BreitBurn Energy Partners, LP, et al